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                              JONES & KELLER, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                                 (303) 573-1600


                                                                     EXHIBIT 5.1

                               October 19, 2000



Factual Data Corp.
5200 Hahns Peak Drive
Loveland, Colorado  80538

Gentlemen:

         You have requested our opinion in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, SEC File #333-92693 (the "Registration Statement"), of Factual Data Corp. (the "Corporation"), relating to the offer and sale of an additional 300,000 shares of the Common Stock of the Corporation (the "Common Stock") under the Corporation's 1999 Employee Formula Award Stock Option Plan, as approved by the Corporation's Board of Directors and by the Corporation's shareholders (the "Plan"). In connection with your request, we have made such examinations of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

         Based upon such examination, we are of the opinion that when the Common Stock has been purchased and the purchase price therefor has been paid as described in the Plan and the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Colorado and all other jurisdictions in which Common Stock is to be sold pursuant to the exercise of stock options granted under the Plan, the Common Stock will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      JONES & KELLER, P.C.

                                      /s/ Samuel E. Wing